Lebrikizumab P2b Topline Results March 18, 2019 Exhibit 99.2

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Executive Summary Clinical profile has the potential to significantly alter the treatment landscape in AD Selective inhibition of IL-13 with lebrikizumab could be the best approach to treating AD All three doses of lebrikizumab met primary endpoint with statistical significance Robust dose-dependent efficacy across multiple measures Well-tolerated with safety profile consistent with prior studies Results warrant rapid advancement to Phase 3 program; planned by end of 2019 after End-of-Phase 2 meeting with FDA

Lebrikizumab offers a differentiated mechanism of action that has the potential to be a best-in-disease therapy for treating AD IL-13/IL-4 class is a validated, targeted approach Biologic atopic dermatitis therapy is a large and growing market Predicted to be as large as approximately $14.8 billion by 20251 Need for new, differentiated therapies Phase 2b study confirms thesis that lebrikizumab may potentially offer a compelling combination of efficacy, safety, tolerability, convenience and ease-of-use Lebrikizumab: Compelling Investment Thesis Phase 2b topline results announced on March 18, 2019 Planned Phase 3 initiation by end of 2019, after End-of-Phase 2 meeting; expect topline data first half 20212 1. Decision Resources (2017); 2. Estimate provided as of March 18, 2019. Expected topline results timing assumes Phase 3 initiation by year-end 2019

Phase 2b Study to Optimize Product Profile

Study Design:


Screen
Randomize (2:3:3:3) (n=280*)
Lebrikizumab
250 mg LD, followed by 125 mg Q4W
Lebrikizumab
500 mg LD, followed by 250mg Q4W
Lebrikizumab
500 mg LD (wk 0 & 2), followed by 250 mg Q2W
Placebo Q2W
End of Treatment
Baseline
Week 16

Abbreviations: Q2W (every 2 weeks), Q4W (every 4 weeks), TCS (topical corticosteroids), IGA (Investigator Global Assessment), EASI (Eczema Area and Severity Index), NRS (numerical rating scale). Over the 16-week period, approximately 56% in the placebo arm discontinued compared to approximately 22% across the lebrikizumab dosing arms.

Study objectives

- Optimize dosing regimen to enhance product profile
- Define monotherapy profile

Key inclusion criteria

- Adults with moderate-to-severe AD not adequately controlled with topicals or for whom topical treatment is medically inadvisable
- TCS washout prior to randomization

Key endpoints (response rates at week 16)

- Primary endpoint
  - Percent change in EASI
- Secondary endpoints include:
  - ≥ 2-point reduction from baseline and a final IGA score of 0/1
  - EASI-50, EASI-75, EASI-90
  - Pruritus NRS

Dermira
5

Study Protocol Key Inclusion criteria Chronic AD has been present for ≥1 year before screening visit EASI score ≥16 at screening and baseline visits IGA score of 3 or 4 (scale of 0 to 4) at screening and baseline visits ≥10% body surface area (BSA) of AD involvement at screening and baseline visits Statistical analysis considerations Statistical tests were two sided and performed at the 0.05 level of significance The primary method of handling missing efficacy data was the Markov Chain Monte Carlo (MCMC) multiple imputation Rescue treatment Patients were permitted rescue therapy, including topical corticosteroids, in all arms recommended by the investigator If patients used systemic therapy, they had to discontinue the treatment Approximately 13% and 35% received rescue therapy in the treatment and placebo arms, respectively

Select Baseline Disease Characteristics Dermira data on file 125 mg Q4W (n=73) 250 mg Q4W (n=80) 250 mg Q2W (n=75) Placebo (n=52) EASI Score n 73 80 75 52 Mean 29.852 26.146 25.477 28.903 SD 13.5174 10.1346 11.2057 11.7900 IGA (%) n 73 80 75 52 3 - Moderate 43 (58.9%) 54 (67.5%) 53 (70.7%) 32 (61.5%) 4 - Severe 30 (41.1%) 26 (32.5%) 22 (29.3%) 20 (38.5%) BSA n 73 80 75 52 Mean 45.5 41.1 39.4 46.5 SD 24.49 20.89 21.49 22.68 Pruritus Score n 68 77 69 49 Mean 7.6 7.1 7.6 7.4 SD 1.98 2.44 1.87 2.42 DLQI Score n 72 80 75 52 Mean 14.5 14.2 14.1 14.1 SD 7.10 7.66 6.94 7.07

Primary Endpoint: EASI Improvement p = 0.0165 p = 0.0022 p = 0.0005

Efficacy: Investigators Global Assessment p = 0.0392 p = 0.0023 Response Rate (% of Patients)

Efficacy: EASI-75 p = 0.0021 p = 0.0005 Response Rate (% of Patients)

Efficacy: EASI-90 p = 0.0062 p = 0.0006 Response Rate (% of Patients)

Pruritis: NRS, >4 Point Improvement p = 0.1067 p = 0.0008 Response Rate (% of Patients) All data reported are observed values.

Adverse Events: Lebri Was Well Tolerated Most Frequent Adverse Events Placebo (n=52) 125mg Lebri Q4W (n=73) 250mg Lebri Q4W (n=80) 250mg Lebri Q2W (n=75) All Lebri (n=228) Upper Respiratory Tract Infection 3 (5.8%) 6 (8.2%) 9 (11.3%) 2 (2.7%) 17 (7.5%) Nasopharyngitis 2 (3.8%) 4 (5.5%) 2 (2.5%) 9 (12.0%) 15 (6.6%) Fatigue 0 0 4 (5.0%) 0 4 (1.8%) Headache 3 (5.8%) 2 (2.7%) 1 (1.3%) 4 (5.3%) 7 (3.1%) Injection Site Pain 1 (1.9%) 0 3 (3.8%) 4 (5.3%) 7 (3.1%) Herpes Zoster 0 0 1 (1.3%) 1 (1.3%) 2 (0.9%) Herpes Infections 0 2 (2.7%) 2 (2.5%) 1 (1.3%) 5 (2.2%) Conjunctivitis 0 1 (1.4%) 3 (3.8%) 2 (2.7%) 6 (2.6%) Dermira data on file

Dupilumab Profile Can Be Improved Upon Endpoints Dupilumab – SOLO 11 Dupilumab – SOLO 21 Dupilumab – P2b2 Efficacy IGA: Score of 0 to 1, “Clear” or “Almost Clear” 38% vs. 10%  36% vs. 8% 30% vs. 2% Improvement in EASI Score 72% vs. 38% 67% vs. 31% 71% vs. 20% EASI-50 69% vs. 25% 65% vs. 22% 78% vs. 30% EASI-75 51% vs. 15% 44% vs. 12% 53% vs. 12% EASI-90 36% vs 8% 30% vs. 7% 30% vs. 3% Pruritus Improvement (NRS): > 4 point Improvement 41% vs. 12% 36% vs. 10% NR % change in Peak Weekly Averaged Pruritus NRS 51% vs. 27% 47% vs. 18% 46% vs. 0.4% Safety and Tolerability Serious AE % AEs > 1% Incidence Serious AEs: 3% vs. 5% Injection Site Reaction: 10% vs. 5% Conjunctivitis: 10% vs. 2% Oral Herpes: 4% vs. 2% Oral Herpes simplex virus infection: 2% vs. 1% Data reported under SOLO 1 is combined safety from SOLO 1 and SOLO2 Serious AEs: 2% vs. 7% Injection Site Reaction: NR Conjunctivitis: 5% vs. 3% Oral Herpes: 5% vs. 0% Oral Herpes simplex virus infection: 3% vs. 0% Dosing Dosing Frequency and Loading loading dose of 2 injections (600mg) followed by a maintenance dose of 1 injection (300mg) given every two weeks (Q2W) loading dose of 2 injections (600mg) followed by a maintenance dose of 1 injection (300mg) given every two weeks (Q2W) loading dose of 2 injections (600mg) followed by a maintenance dose of 1 injection (300mg) given every two weeks (Q2W) 1. NEJM 2016;375:2335-48, 2. Lancet 2016; 387; 40-52

Conclusions These data suggest that taking a selective approach to addressing IL-13 inhibition with lebrikizumab may be the best approach to treating AD Based on the compelling efficacy results observed, lebrikizumab may have the potential to be a truly differentiated therapy and may offer a best-in-disease treatment option for patients living with AD These data suggest that lebrikizumab may also be differentiated on its safety, tolerability and dosing profile Plan to have End-of-Phase 2 meeting with FDA and initiate Phase 3 program by end of 2019

Thank You Company Contact: Ian Clements, PhD ian.clements@dermira.com ©2019 Dermira, Inc. All rights reserved. “Dermira” is a registered trademark in the United States and other countries. A trademark application for “Dermira” and logo is pending in the United States. All other service marks, trademarks and tradenames appearing in this presentation are the property of their respective owners. Solely for convenience, the trademarks and tradenames referred to in this presentation appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames. The information herein is for informational purposes only and represents the current view of Dermira, Inc. as of the date of this presentation (or as of an earlier date if specifically noted).